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                                                                    Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of CGM Mutual Fund, CGM Focus Fund, and CGM Realty Fund, each a series of CGM Trust. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2004